EXHIBIT 99.3

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

Original CLTV Including Silent Seconds (%)	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
15.01 - 20.00	2	172,437.00	0.02	7.332	601	17.20
20.01 - 25.00	5	479,773.27	0.06	8.503	548	22.81
25.01 - 30.00	4	564,000.00	0.07	7.971	583	28.56
30.01 - 35.00	13	1,381,205.07	0.18	7.460	597	32.72
35.01 - 40.00	11	1,204,935.43	0.16	7.835	580	37.72
40.01 - 45.00	18	2,793,078.92	0.36	7.562	612	42.92
45.01 - 50.00	33	5,250,007.03	0.68	7.313	584	47.96
50.01 - 55.00	33	5,806,171.37	0.75	7.406	596	52.18
55.01 - 60.00	68	11,988,141.82	1.55	7.350	600	58.23
60.01 - 65.00	90	16,558,125.12	2.14	7.519	587	63.48
65.01 - 70.00	170	33,371,837.52	4.31	7.423	585	68.54
70.01 - 75.00	294	56,515,981.57	7.30	7.580	591	73.89
75.01 - 80.00	748	142,566,303.95	18.41	7.594	604	79.48
80.01 - 85.00	303	61,471,326.64	7.94	7.751	616	84.33
85.01 - 90.00	451	93,976,688.64	12.14	7.768	627	89.38
90.01 - 95.00	229	44,199,667.57	5.71	7.784	646	90.86
95.01 - 100.00	1,795	295,978,408.25	38.23	7.755	659	83.78

Total:	4,267	774,278,089.17	100.00	7.684	629	81.03